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                                    CRANE CO.
                             Exhibit 21 to FORM 10-K
               Annual Report for the Year Ended December 31, 2001

                           Subsidiaries of Registrant

     The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted, as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

Crane Australia Pty. Ltd.                                        Australia
          P.T. Crane Indonesia                                   Indonesia (51%)
Crane GmbH                                                       Germany
          National Rejectors, Inc. GmbH                          Germany
                NRI Iberica S.A.                                 Spain
Crane International Holdings, Inc.                               Delaware
          Crane Canada Inc.                                      Canada
          Crane Capital Corporation LLC                          Illinois
          Crane Center-Line Valve Co.                            Delaware
             Crane Ningjin Valve Co.                             China (90%)
                Crane Zhengying Rubber Co. Ltd.                  China
          Crane Environmental Inc.                               Delaware
          Crane FSC Corporation                                  Barbados
          Crane Holdings C.V                                     Netherlands
             Crane Global Holdings S.L.                          Spain
                Crane Process Flow Technologies S.r.l.           Italy
                Crane Process Flow Technologies S.P.R.L.         Belgium
                Crane Holdings (Germany) GmbH                    Germany
                     Crane Process Flow Technologies GmbH        Germany
                  Xomox International GmbH & Co.                 Germany
                  Xomox Japan Ltd.                               Japan
                  Xomox Korea Ltd.                               Korea
                  Xomox Southeast Asia Pte Ltd.                  Singapore
             Crane International Capital B.V.                    Netherlands
          Crane Ltd.                                             England
             Crane Europe Ltd.                                   Scotland
             Crane Process Flow Technologies Ltd.                England
                Crane Process Flow Technologies (India) Ltd.     India
             ELDEC Electronics Ltd.                              England
             Stockham Valve Ltd.                                 England
          Crane Nantong Company Ltd.                             China (70%)
          Crane Pumps & Systems, Inc.                            Delaware
             Barnes Pumps, Inc.                                  Ohio
             Barnes Pumps Canada, Inc.                           Canada
          Dyrotech Industries, Inc.                              Delaware
          ELDEC Corporation                                      Washington
             ELDEC France S.A.R.L.                               France
          Hydro-Aire, Inc.                                       California
          Interpoint Corporation                                 Washington
             Interpoint GmbH                                     Germany
             Interpoint S.A.R.L.                                 France
             Interpoint U.K. Ltd.                                England.
             Interpoint Taiwan Corporation                       Taiwan
          Kemlite Company, Inc.                                  Delaware
          Kemlite Ltd.                                           England

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             Mark Controls Corporation                           Delaware
             Azonix Corporation                                  Massachusetts
             Barksdale, Inc.                                     Delaware
             Dynalco Controls Corporation                        Delaware
                Beta Monitors & Controls Ltd.                    Canada
             Barksdale Control Products GmbH                     Germany
             Mark Controls Norway A/S                            Norway
                Westad Industri A/S                              Norway
             Powers Process Controls Ltd.                        Canada
          Resistoflex (Asia) Pte., Ltd.                          Singapore
             Resistoflex Sdn. Bhd.                               Malaysia
             Kessel (Thailand) Pte., Ltd.                        Thailand (49%)
          Resistoflex GmbH                                       Germany
          Sequentia, Inc.                                        Ohio
          Xomox Corporation                                      Ohio
             Xomox A.G.                                          Switzerland
             Xomox Chihuahua S.A. de C.V.                        Mexico
             Fisher-Xomox Sanmar Ltd.                            India (49%)
             Xomox Corporation de Venezuela C.A.                 Venezuela
             Xomox France S.A.                                   France
             Flow Technology, Inc.                               Ohio
Crane Nuclear, Inc.                                              Delaware
          Ventech Controls, Inc.                                 Texas
Crane Overseas LLC                                               Delaware
Stockham Valve Australia Pty. Ltd.                               Australia
Xomox Hungary Kft.                                               Hungary